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                                                                    EXHIBIT 25.1
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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

                      CHECK IF AN APPLICATION TO DETERMINE
           ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

                                   ----------

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

Not Applicable                                               94-1347393
(State of incorporation                                      I.R.S. employer
if not a U.S. national bank)                                 identification no.)

505 Main Street, Suite 301
Fort Worth, Texas                                            76102
(Address of principal executive offices)                     (Zip code)

                              Wells Fargo & Company
                          Law Department, Trust Section
                                  MAC N9305-172
                         Sixth and Marquette, 17th Floor
                              Minneapolis, MN 55479
                              (agent for services)

                                   ----------

                       North American Energy Partners Inc.
               (Exact name of obligor as specified in its charter)

a Canadian federal corporation                                Not Applicable
-------------------------------                              -------------------
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

                                   ----------

                          8 3/4% Senior Notes due 2011
                       (Title of the indenture securities)

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Item 1. General Information. Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     Comptroller of the Currency,
     Treasury Department
     Washington, D.C. 20230

     Federal Deposit Insurance Corporation
     Washington, D.C. 20429

     Federal Reserve Bank of San Francisco
     San Francisco, CA 94120

     (b)  Whether it is authorized to exercise corporate trust powers.

     The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

     None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits.

Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate
           Existence for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 4. Copy of By-laws of the trustee as now in effect.*

Exhibit 5. Not applicable.

Exhibit 6. The consents of United States institutional trustees required by
           Section 321(b) of the Act.

Exhibit 7. Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

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Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.



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                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the day of 11/th/ of December, 2003.


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION


                                        By: /s/  Melissa Scott
                                            ------------------------------------
                                            Melissa Scott, Vice President


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                                    Exhibit 6

December 11, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

                                        Very truly yours,


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION


                                        By: /s/  Melissa Scott
                                            ------------------------------------
                                                 Melissa Scott, Vice President


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                                    Exhibit 7

                       Consolidated Report of Condition of

                      Wells Fargo Bank National Association
                of 420 Montgomery Street, San Francisco, CA 94163
                     And Foreign and Domestic Subsidiaries,
 at the close of business September 30, 2003, filed in accordance with 12 U.S.C.
                         Section 161 for National Banks.

                                                                         Dollar
                                                                        Amounts
                                                                    In Millions
                                                                    -----------
ASSETS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin               $     8,567
   Interest-bearing balances                                              1,428
Securities:
   Held-to-maturity securities                                                0
   Available-for-sale securities                                         13,007
Federal funds sold and securities purchased under
 agreements to resell:
   Federal funds sold in domestic offices                                   176
   Securities purchased under agreements to resell                           58
Loans and lease financing receivables:
   Loans and leases held for sale                                        36,220
   Loans and leases, net of unearned income               137,569
   LESS: Allowance for loan and lease losses                1,267
   Loans and leases, net of unearned income and
    allowance                                                           136,302
Trading Assets                                                            6,839
Premises and fixed assets (including capitalized
 leases)                                                                  1,515
Other real estate owned                                                      82
Investments in unconsolidated subsidiaries and
 associated companies                                                       285
Customers' liability to this bank on acceptances
 outstanding                                                                 76
Intangible assets
   Goodwill                                                               5,379
   Other intangible assets                                                6,233
Other assets                                                              8,209
                                                                    -----------
Total assets                                                        $   224,376
                                                                    ===========

LIABILITIES
Deposits:
   In domestic offices                                              $   121,516
      Noninterest-bearing                                  30,651
      Interest-bearing                                     90,865
   In foreign offices, Edge and Agreement subsidiaries,
    and IBFs                                                             17,499
      Noninterest-bearing                                       3
      Interest-bearing                                     17,496
Federal funds purchased and securities sold under
 agreements to repurchase:
   Federal funds purchased in domestic offices                           33,033
   Securities sold under agreements to repurchase                           383

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                                                                         Dollar
                                                                        Amounts
                                                                    In Millions
                                                                    -----------

Trading liabilities                                                       4,855
Other borrowed money
   (includes mortgage indebtedness and obligations
     under capitalized leases)                                           13,466
Bank's liability on acceptances executed and outstanding                     76
Subordinated notes and debentures                                         6,905
Other liabilities                                                         7,160
                                                                    -----------
Total liabilities                                                   $   204,893

Minority interest in consolidated subsidiaries                               41

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                 0
Common stock                                                                520
Surplus (exclude all surplus related to preferred stock)                 13,289
Retained earnings                                                         5,811
Accumulated other comprehensive income                                     (178)
Other equity capital components                                               0
                                                                    -----------
Total equity capital                                                     19,442
                                                                    -----------
Total liabilities, minority interest, and equity capital            $   224,376
                                                                    ===========

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.


                                                                 James E. Hanson
                                                                  Vice President


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


Carrie L. Tolstedt
Howard Atkins                           Directors
Clyde Ostler